Exhibit 99.2

KOR ELECTRONICS AND SUBSIDIARY

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2011 and for the Three and Nine Months Ended September 30, 2011 and September 30, 2010

KOR ELECTRONICS AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$11,165,367	$2,065,485
Short-term investments	—	4,126,602
Accounts receivable, net of allowance for doubtful accounts of nil at September 30, 2011 and December 31, 2010, respectively	3,520,476	4,779,441
Unbilled receivables and costs in excess of billings	5,149,061	5,133,447
Deferred income taxes	1,093,527	934,725
Restricted cash	—	139,500
Prepaid expenses and other current assets	278,854	428,875

Total current assets	21,207,285	17,608,075
Restricted cash	280,616	—
Property and equipment, net	311,547	408,490
Goodwill	7,527,631	7,527,631
Acquired intangible assets, net	884,683	1,087,660
Other non-current assets	59,483	57,483

Total assets	$30,271,245	$26,689,339

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,125,228	$820,032
Accrued expenses	1,623,212	1,456,001
Accrued compensation	1,516,089	691,653
Notes payable, current portion	3,140,551	2,256,043
Notes payable to shareholders, current portion	409,699	294,207
Term loan, current portion	1,047,619	—
Line of credit borrowings	3,000,000	2,113,987
Income taxes payable	38,926	1,039,438
Deferred revenues, billings in excess of costs and customer advances	1,565,377	1,319,019

Total current liabilities	13,466,701	9,990,380
Notes payable, notes payable to shareholders and term loan	2,952,381	5,550,250
Deferred income taxes	257,479	351,612

Total liabilities	16,676,561	15,892,242
Commitments and contingencies (Note 8)
Shareholders’ equity:
Preferred stock	581	581
Common stock	432	428
Additional paid-in capital	42,939,841	42,733,906
Accumulated deficit	(29,346,170)	(31,938,008)
Accumulated other comprehensive income	—	190

Total shareholders’ equity	13,594,684	10,797,097

Total liabilities and shareholders’ equity	$30,271,245	$26,689,339

The accompanying notes are an integral part of the condensed consolidated financial statements.

KOR ELECTRONICS AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net revenues	$9,778,286	$9,001,115	$28,601,930	$25,467,358
Cost of revenues	6,144,173	5,610,715	17,772,515	16,125,720

Gross margin	3,634,113	3,390,400	10,829,415	9,341,638
Operating expenses:
Selling, general and administrative	1,663,511	1,893,920	5,295,848	5,817,552
Research and development	244,065	2,379	698,930	7,206
Bid and proposal	42,912	42,091	191,933	80,162

Total operating expenses	1,950,488	1,938,390	6,186,711	5,904,920

Income from operations	1,683,625	1,452,010	4,642,704	3,436,718
Interest income	1,206	10,871	3,619	15,748
Interest expense	(194,635)	(341,486)	(596,984)	(1,023,754)
Gain from settlement of contingencies	—	—	—	2,700,000

Income from continuing operations before income taxes	1,490,196	1,121,395	4,049,339	5,128,712
Income taxes	596,304	448,684	1,457,501	1,922,600

Net income	$893,892	$672,711	$2,591,838	$3,206,112

The accompanying notes are an integral part of the condensed consolidated financial statements.

KOR ELECTRONICS AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$2,591,838	$3,206,112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	327,338	359,120
Stock-based compensation expense	201,002	200,434
Provision for deferred income taxes	(252,935)	(694,411)
Changes in operating assets and liabilities:
Accounts receivable, net	1,258,965	994,359
Unbilled receivables and costs in excess of billings	(15,614)	(730,556)
Prepaid expenses and other current assets	150,021	138,953
Other non-current assets	(2,000)	(1,716)
Accounts payable	305,196	(694,995)
Accrued expenses	167,211	255,379
Accrued compensation	824,436	876,569
Deferred revenues, billings in excess of costs and customer advances	246,358	613,086
Income taxes payable	(1,000,512)	1,053,072

Net cash provided by operating activities	4,801,304	5,575,406

Cash flows from investing activities:
Purchase of marketable securities	—	(7,158,105)
Sales and maturities of marketable securities	4,126,412	103,563
Net change in restricted cash	(141,116)	73,490
Purchases of property and equipment	(27,418)	(85,525)

Net cash provided by (used in) investing activities	3,957,878	(7,066,577)

Cash flows from financing activities:
Net change in line of credit borrowings	886,013	—
Proceeds from term loan	4,000,000	—
Principle payments on notes payable	(4,025,442)	—
Principle payments on notes payable to shareholders	(524,808)	—
Proceeds from employee stock plans	4,937	390

Net cash provided by financing activities	340,700	390

Net increase (decrease) in cash and cash equivalents	9,099,882	(1,490,781)
Cash and cash equivalents at beginning of period	2,065,485	5,489,208

Cash and cash equivalents at end of period	$11,165,367	$3,998,427

Supplemental disclosure of non-cash investing and financing activities
Unrealized holding gains on marketable securities	—	(2,067)

The accompanying notes are an integral part of the condensed consolidated financial statements.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(1)	Nature of business and significant accounting policies

Nature of business – KOR Electronics (KOR) is a California corporation in the military electronics industry and regulated by the Department of Defense, with particular emphasis on high-speed digital equipment. KOR’s primary products are electronic warfare subsystems, referred to as Digital Radio Frequency Memory, and test and training subsystems, known as Radar Target Simulators. Historically, a significant portion of KOR’s revenue has been derived from U.S. government contracts, where it may be either a prime contractor or a subcontractor. KOR and its wholly-owned subsidiary, Paragon Dynamics, Inc. (PDI), (collectively referred to as the Company) also provide innovative systems, software and mission engineering solutions to a variety of defense and aerospace clients.

A summary of the Company’s significant accounting policies are as follows:

Basis of presentation – The accompanying consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information. Certain information and footnote disclosures, normally included in annual consolidated financial statements have been condensed or omitted pursuant to those rules and regulations; however, in the opinion of management the financial information reflects all adjustments, consisting of adjustments of a normal recurring nature, necessary for fair presentation. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the fiscal year ended December 31, 2010. The results for the three and nine months ended September 30, 2011 are not necessarily indicative of the results to be expected for the full fiscal year.

The condensed consolidated financial statements include the accounts of KOR and its wholly-owned subsidiary, PDI. All intercompany transactions and balances have been eliminated in consolidation.

Reclassification – Certain prior year amounts have been reclassified to conform to current year presentation. The amounts reclassified had no net effect on total assets, total liabilities, total shareholders’ equity, or net income of prior year consolidated financial statements.

Use of estimates – The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include estimates of revenues and total costs under percentage-of-completion contracts, including estimated losses on uncompleted contracts, and estimates associated with accrued warranty. Actual results could differ from those estimates.

Recent accounting pronouncements – In October 2009, the FASB issued authoritative guidance for multiple-deliverable revenue arrangements, which revises the current accounting treatment to specifically address the determination of whether an arrangement involving multiple deliverables contains more than one unit of accounting. This guidance is applicable to revenue arrangements entered into or materially modified during the first fiscal year that begins after June 15, 2010. The guidance may be applied either prospectively from the beginning of the fiscal year for new or materially modified arrangements or retrospectively. The Company adopted this standard effective January 1, 2011 and it did not have an impact on the Company’s condensed consolidated financial statements.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(1)	Nature of business and significant accounting policies (Continued)

In April 2010, the FASB issued authoritative guidance related to the milestone method of revenue recognition to (i) limit the scope to research or development arrangements and (ii) require that the guidance be met for an entity to apply the milestone method (record the milestone payment in its entirety in the period received). However, the FASB clarified that, even if the requirements under this guidance are met, entities would not be precluded from making an accounting policy election to apply another appropriate accounting policy that results in the deferral of some portion of the arrangement consideration. The accounting standard applies to milestones in both single-deliverable and multiple-deliverable arrangements involving research or development transactions. This guidance was effective for fiscal years (and interim periods within those fiscal years) beginning on or after June 15, 2010; although, early adoption was permitted. Entities could apply this guidance prospectively to milestones achieved after adoption; however, retrospective application to all prior periods was also permitted. The Company adopted this standard effective January 1, 2011 and it did not have an impact on the Company’s condensed consolidated financial statements.

Effective July 1, 2010, the Company adopted FASB ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This ASU increases the prominence of other comprehensive income in financial statements. Under this ASU, an entity will have the option to present the components of net income and comprehensive income in either one or two consecutive financial statements. The ASU eliminates the option in U.S. generally accepted accounting principles to present other comprehensive income in the statement of changes in equity. An entity should apply the ASU retrospectively and early adoption is permitted. This guidance is effective for the Company on January 1, 2012. The Company does not expect the adoption of this guidance to have a material impact on the Company’s financial position or results of operations.

In September 2011, the FASB issued ASU 2011-08, Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment, an amendment of the FASB Accounting Standards Codification. The ASU permits an entity to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If an entity concludes it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, it does not need to perform the two-step impairment test. The ASU is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. This guidance is not expected to have a material impact to the Company’s condensed consolidated financial statements.

(2)	Fair value of financial instruments

The Company measures at fair value certain financial assets and liabilities. FASB ASC 820, Fair Value Measurement and Disclosures, specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs have created the following fair-value hierarchy:

Level 1—Quoted prices for identical instruments in active markets;

Level 2—Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3—Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(2)	Fair value of financial instruments (Continued)

The following table summarizes the Company’s financial assets and liabilities measured at fair value on a recurring basis at September 30, 2011:

	Fair Value Measurements
	September 30, 2011	Level 1	Level 2	Level 3
Assets:

Restricted cash	280,616	280,616	—	—

Total	$280,616	$280,616	$—	$—

(3)	Line of credit

In February 2009, the Company entered into a Loan and Security Agreement (Agreement) with a financial institution for a line of credit with a borrowing capacity of $3,000,000 maturing February 3, 2011. In April 2011, the Company amended the Agreement to incorporate a new term loan facility in the amount of $4,000,000 maturing February 2, 2012. The Company drew $2,000,000 on the term loan in April 2011 upon execution of the amendment and the remaining $2,000,000 was available to be drawn through July 28, 2011, at which time the Company drew the remaining $2,000,000. The term loan is due in equal monthly installments beginning November 2011 through April 2015. This loan bears interest at the prime rate plus 2.00%. The Agreement also extended the maturity date of the existing revolving line of credit to February 2, 2012 and amended certain financial covenants. This line of credit bears interest of 6.00% at September 30, 2011 and December 31, 2010 and is subject to adjustment based on the lower of 6.00% or the prevailing prime rate plus 0.75%. Advances on the line are collateralized by substantially all of the Company’s assets. There was an outstanding balance of approximately $3,000,000 and $2,114,000 at September 30, 2011 and December 31, 2010, respectively. As of September 30, 2011, the Company was in compliance with the financial covenants.

(4)	Notes payable

In April 2006, the Company executed unsecured subordinated promissory notes in the aggregate principal amount of $9,000,000 related to the Repurchase Transaction as described in Note (5) below. The unsecured subordinated promissory notes were issued to the holders of the then outstanding Series A, B, C and E preferred stock, and accrue interest at annual escalating rates from 6% to 11%. The Company may prepay the accrued interest and/or principal at any time. Accrued interest on these promissory notes was approximately $97,000 and $178,000 as of September 30, 2011 and December 31, 2010, respectively. The terms of the agreement require 50% of the original principal, or $4,500,000, less any amount of principal prepaid plus accrued interest to be due and payable in April 2011. The remaining unpaid principal plus accrued interest is due and payable in April 2012. The Company paid approximately $4,550,000 on the outstanding balance during the nine months ended September 30, 2011.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(5)	Related party transactions

As described in Note (4), the Company executed unsecured subordinated promissory notes in the aggregate principal amount of $9,000,000 related to a repurchase transaction. Of the aggregate remaining principal balance of approximately $3,550,000 and $8,101,000 as of September 30, 2011 and December 31, 2010, respectively, approximately $410,000 and $935,000 was due to certain continuing shareholders of the Company as of September 30, 2011 and December 31, 2010, respectively. Accrued interest on notes payable to shareholders was approximately $9,000 and $30,000 as of September 30, 2011 and December 31, 2010, respectively.

(6)	Stock-based compensation

Stock option plan – During December 2008, the Company adopted the 2008 Stock Plan (2008 Plan) for eligible employees and non-employees. The plan initially permits the issuance of stock options to purchase up to 2,000,000 shares of the Company’s common stock plus the 3,621,201 unissued shares rolled over from the 2000 Plan at a purchase price of not less than the fair market value of the Company’s common stock on the date the options are granted, or 110% of the fair market value for owners of 10% or more of the Company’s stock. Options vest over 4 years and expire within 10 years of the grant date. Options for owners of 10% or more of the Company’s stock vest over 4 years and expire within 5 years of the grant date. This amount shall be increased from time to time by the number of shares of common stock subject to grant that are terminated, cancelled or forfeited under either the 2000 Plan or the 2008 Plan without being exercised or settled.

Stock-based compensation expense was included in the following condensed consolidated statement of operations categories:

	Nine Months Ended September 30,
	2011	2010
Selling, general and administrative expense	$201,002	$200,434
Total recognized tax benefit	$—	$—

(7)	Income taxes

The Company recorded tax expense of $596,304 and $448,684 for the three months ended September 30, 2011 and 2010, respectively, on income from continuing operations before taxes of $1,490,196 and $1,121,395 for the three months ended September 30, 2011 and 2010, respectively. Income tax expense for the three months ended September 30, 2011 differed from the federal statutory rate primarily due to the impact of a Section 199 manufacturing deduction and research and development tax credits. Income tax expense for the three months ended September 30, 2010 differed from the federal statutory rate primarily due to the impact of a Section 199 manufacturing deduction and stock-based compensation adjustment.

The Company recorded tax expense of $1,457,501 and $1,922,600 for the nine months ended September 30, 2011 and 2010, respectively, on income from continuing operations before taxes of $4,049,339 and $5,128,712 for the nine months ended September 30, 2011 and 2010, respectively. Income tax expense for both periods differed from the statutory rate primarily due to the impact of State tax benefits partially offset by certain domestic production credits.

No material changes in the Company’s unrecognized tax positions occurred during the three and nine months ended September 30, 2011. The Company does not expect there to be any material changes in its reserves for unrecognized tax benefits within the next 12 months.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(8)	Commitments and contingencies

Legal proceedings – The Company is involved in various legal proceedings or complaints, which represent litigation incidental to the business.

Regarding the previously disclosed shareholder lawsuit against the Company, judgment on all causes of action was rendered in favor of all defendants and against the plaintiffs, and subsequently awarded the defendents certain attorney’s fees and costs. As of September 30, 2011, the plaintiffs were appealing the trial court’s judgements, including the fee and cost awards. The Company does not believe the outcome of this matter will have any material impact on the Company’s condensed consolidated financial condition, cash flows, or results of operations. Accordingly, as of September 30, 2011, the Company has not recorded a provision for this matter in the accompanying condensed consolidated financial statements.

On January 25, 2010, a Settlement Agreement and Mutual Release was executed between the Company and certain insurance representatives, as a result of a lawsuit filed by the Company alleging various causes of action arising out of the defendants’ placement of Directors and Officers liability insurance for the policy period March 23, 2005 to December 24, 2006. As a result of the Settlement Agreement and Mutual Release, the Company received $2,700,000 in February 2010, which was recognized as other income upon receipt.

The previously disclosed lawsuit initiated by the Company against several defendants for misappropriation of the Company’s trade secrets was settled on or about December 16, 2010. Without admitting any liability, the defendant company paid the Company $1,100,000 and agreed, along with the individual defendents, to an injunction prohibiting the defendant company from obtaining or exploiting the Company’s trade secrets. The $1,100,000 was recognized as other income upon receipt.

In August 2011, the U.S. Department of Justice (DOJ) notified the Company that the DOJ is conducting an investigation into the conduct of certain former employees of Paragon Dynamics Inc. (PDI) in the 2008-2009 timeframe. The DOJ has asserted that such conduct may have constituted a violation of the Procurement Integrity Act and that civil penalties would apply to any such violations. KOR and PDI have been cooperating in the investigation. While the parties have engaged in discussions and correspondence regarding this matter, no resolution has been reached and no litigation has commenced. At September 30,2011 the Company was in the process of assessing this matter and any potential impact on the Company’s condensed consolidated financial condition or results of operations. Accordingly, as of September 30, 2011, the Company has not recorded a provision for this matter in the accompanying condensed consolidated financial statements.

(9)	Concentrations

Customers – During the nine months ended September 30, 2011, revenue generated from two major customers accounted for approximately 26% and 17% of the Company’s total contract revenues. During the nine months ended September 30, 2010, revenue generated from 4 major customers accounted for approximately 14%, 14%, 11% and 11% of the Company’s total contract revenues. At September 30, 2011 and December 31, 2010, there was approximately $870,000 and $577,000 due from the major customers, respectively.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(9)	Concentrations (Continued)

Vendors – During the nine months ended September 30, 2011, purchases from one major vendor accounted for approximately 11% of the Company’s total material purchases. There were no such concentrations for the nine months ended September 30, 2010. At September 30, 2011 and December 31, 2010, there was approximately $121,000 and $91,000 payable to this vendor, respectively.

(10)	Subsequent events

On December 30, 2011, the appellate court affirmed the judgment of the trial court, ruling in favor of the Company and the other defendants and against the plaintiffs. On or about January 30, 2012 the plaintiffs’ motion for rehearing was denied and the matter is now closed.

On December 22, 2011, the Company and Shareholder Representative Services LLC, as the securityholders’ representative, entered into an agreement and Plan of Merger (the “Merger Agreement”) with Mercury Computer Systems, Inc. (Mercury) and King Merger Inc., a newly formed, wholly-owned subsidiary of Mercury (the Merger Sub). On December 30, 2011, the transaction closed with the Merger Sub being merged with and into KOR with KOR continuing as the surviving company and a wholly-owned subsidiary of Mercury (the Merger). By operation of the Merger, Mercury acquired the Company.